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                 AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
              (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.    BASIC PROVISIONS ("BASIC PROVISIONS").

      1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, February 28, 2001, is made by and between Carol Canyon Properties, LLC, a California limited liability company ("LESSOR") and Petco Animal Supplies, Inc., a Delaware corporation ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

      1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 8945 Rehco Road, located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "PROJECT", if the property is located within a Project) a two (2) story office building consisting of 43,000 rentable square feet, located within a 9.06 acre office project (the "Project"), more particularly described on Exhibit A (the Project legal description) and Exhibit A-1 (the Project Site Plan) ("PREMISES"). (See also Paragraph 2)

      1.3 TERM: eleven (11) years, zero (0) months and fifteen (15) days ("ORIGINAL TERM") commencing upon Substantial Completion (defined below) of the Lessee Improvements, but not earlier than April 1, 2001. Lessor will provide Lessee at least ten (10) days' prior written notice of the date upon which Substantial Completion will occur (see Addendum No. 2) ("COMMENCEMENT DATE") and ending eleven (11) years after the ("EXPIRATION DATE"). (See also Paragraph 3) See Addendum No. 1. Commencement Date.

      1.4 BASE RENT: $62,350.00 per month ("BASE RENT"), payable on the first (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4)
/X/ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

      1.5 BASE RENT PAID UPON EXECUTION: $62,350.00 as Base Rent for the first month of the Original Term (prorated for any partial month and the balance applied to the next month).

      1.6 SECURITY DEPOSIT: $62,350.00 ("SECURITY DEPOSIT"). (See also Paragraph 5)

      1.7 AGREED USE: Office use for corporate headquarters, including related facilities and services for employees as Lessee desires, such as a cafeteria and/or general office use, together with necessarily incidental uses. Notwithstanding the foregoing to the contrary, Tenant has the right to have pets in the Premises, so long as any that remain overnight (such as fish, rodents and reptiles) are caged or otherwise contained in appropriate enclosures. Lessee shall be responsible for any clean up necessitated by the presence of such pets at the Project. (See also Paragraph 6)

      1.8 INSURING PARTY. Lessor is the "INSURING PARTY" unless otherwise stated herein. (See also Paragraph 8)

      1.9      REAL ESTATE BROKERS:  (See also Paragraph 15)

            (a) REPRESENTATION: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):

/X/  Acree, Weinman, Inc. represents Lessee exclusively ("LESSEE'S BROKER").

            (b) PAYMENT TO BROKERS: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of ______% of the total Base Rent for the brokerage services rendered by said Broker).

      1.10 ADDENDA AND EXHIBITS. Attached hereto are Addenda and Exhibits Addendum No. 1, Addendum No. 2, Exhibit A, Exhibit A-1, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit F and Exhibit G, all of which constitute a part of this Lease.

2.    PREMISES.

      2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

      2.2 CONDITION. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date, and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "BUILDING") shall be free of material defects. If a non-compliance with said warranty exists as of the Date, Lessor shall promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. See Addendum No. 2.

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      2.3 COMPLIANCE. Lessor warrants that the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:

            (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall cease the use of the Premises which requires such Capital Expenditure on the termination date set forth in Lessee's written termination notice to Lessor. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

            (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall be fully responsible for the cost thereof; provided, however, that if such Capital Expenditure is required during the last six (6) months of this Lease, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty
(30) days written notice to Lessor.

            (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

      2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.    TERM.

      3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3 and Addendum No. 1.

      3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

      3.3 DELAY IN POSSESSION. Lessor agrees to use its best efforts to deliver possession of the Premises to Lessee by June 1, 2001. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered July 1, 2001, Lessee may, at its option, by notice in writing within ten (10) days after such date, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered on or before November 1, 2001, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

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      3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance.

4.    RENT.

      4.1 RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("RENT").

      4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen
(14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.    USE.

      6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

      6.2      HAZARDOUS SUBSTANCES.

            (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or
(iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Lessor represents that the Premises and the Project are free of Hazardous Substances and in compliance with environmental laws.

            (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor,

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and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous
Substance.

            (c) REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party. Lessor shall not cause or permit any Hazardous Substance to be spilled or released in, under or about the Project (including through the plumbing or sanitary sewer system) and shall promptly, at Lessor's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required for the clean up of any contamination of, and for the maintenance of, security and/or monitoring of the Project or neighboring properties, that was caused or materially contributed to by Lessor, or pertaining to or involving any Hazardous Substance brought on to the Project during the Term of this Lease by Lessor or for Lessor.

            (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations when required by the Applicable Requirements shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. NO TERMINATION, CANCELLATION OR RELEASE AGREEMENT ENTERED INTO BY LESSOR AND LESSEE SHALL RELEASE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS SPECIFICALLY SO AGREED BY LESSOR IN WRITING AT THE TIME OF SUCH AGREEMENT.

            (e) LESSOR INDEMNIFICATION. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees, agents and lenders, harmless from and against any and all damages, liabilities, judgments, claims, expenses, penalties and reasonable attorneys' and consultants' fees, including the cost of remediation, which existed as a result of Hazardous Substances on the Project prior to the Commencement Date or which are caused by the act, omission or negligence of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

            (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

            (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor shall investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect.

      6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the reasonable requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

      6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable advance written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection discloses the violation or contamination.

7.    MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
ALTERATIONS.

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      7.1      LESSEE'S OBLIGATIONS.

            (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations that serve the Premises exclusively, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, and skylights located in, or on the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the other buildings in the Project.

            (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("Basic Elements"), if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, and (iii) fire extinguishing systems, including fire alarm and/or smoke detection.

            (c) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the HVAC equipment or the roof covering the Premises (the "Basic Elements") cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

      7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

      7.3      UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

            (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's furnishings, fixtures, machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Except as provided in Addendum No. 2, Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent which consent shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in any one lease year. See Addendum No. 2.

            (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

            (c) INDEMNIFICATION. Except as provided in Addendum No. 2, Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien

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against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.

      7.4      OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

            (a) OWNERSHIP. During the Original Term and any applicable Extension Term, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. All Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

            (b) REMOVAL. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

            (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.    INSURANCE; INDEMNITY.

      8.1 PAYMENT FOR INSURANCE. Subject to Addendum No. 1, Lessee shall pay for Lessee's Pro Rata Share of all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.

      8.2      LIABILITY INSURANCE.

            (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

            (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

      8.3      PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

            (a) BUILDING AND IMPROVEMENTS. Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

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            (b) ADJACENT PREMISES. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises. Lessor covenants to include a like provision in all other leases of premises in the Project.

      8.4      LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

            (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

            (b) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

      8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

      8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

      8.7 INDEMNITY. Except for Lessor's negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, reasonable attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor shall indemnify, protect, defend and hold harmless Lessee and its agents and employees from and against any claims and/or damages, liens, judgments, expenses and/or liabilities arising out of or involving or in connection with Lessor's negligence or willful misconduct. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor's expense by counsel reasonable satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

      8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places unless due to Lessor's negligence or willful misconduct. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.    DAMAGE OR DESTRUCTION.

      9.1      DEFINITIONS.

            (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall

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notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

            (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

            (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

            (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

            (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

      9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

      9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

      9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

      9.5 DAMAGE NEAR END OF TERM. If at any time during the last twelve (12) months of this Lease there is damage for which the cost to repair exceeds one
(1) month's Base Rent, whether or not an Insured Loss, either party may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to the other party within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

      9.6      ABATEMENT OF RENT; LESSEE'S REMEDIES.

            (a) ABATEMENT. In the event of a Hazardous Substance condition for which Lessee is not responsible under this Lease, Premises Partial Damage or Premises Total Destruction, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

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            (b) REMEDIES. If Lessor shall be obligated to repair or restore the
Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

      9.7 TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

      9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.   REAL PROPERTY TAXES.  SEE ADDENDUM NO. 1.

      10.1 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered. See Addendum No. 1.

12.   ASSIGNMENT AND SUBLETTING.

      12.1     LESSOR'S CONSENT REQUIRED.

            (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent will not be unreasonably withheld.

            (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of forty-nine (49%) or more of the voting control of Lessee shall constitute a change in control for this purpose. Any other change in voting control will not constitute an assignment of this Lease or require Lessor's consent.

      12.2     TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

            (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

            (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

            (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

            (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

            (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

            (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

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      12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The
following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

            (a) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

            (b) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

            (c) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.   DEFAULT; BREACH; REMEDIES.

      13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

            (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

            (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder to Lessor, where such failure continues for a period of ten (10) days following written notice to Lessee.

            (c) The failure by Lessee to comply with any other provision of this Lease, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

            (d) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "DEBTOR" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within ninety (90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within ninety (90) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

            (e) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

      13.2 REMEDIES. In the event of a Breach pursuant to Section 13.1(c), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee within thirty (30) days of receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

            (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer,

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Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.

            (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

            (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

      13.3 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

      13.4 INTEREST. Any monetary payment due hereunder, other than late charges, not received within thirty (30) days following written notice that same is past due (which notice must state that if not paid within thirty (30) days that upon an additional written notice interest will begin to accrue), and following an additional written notice given not less than three (3) business days prior to the date upon which interest begins to accrue (which notice must state that if not paid within such three (3) business day period interest will begin to accrue), shall bear interest from the date that is three (3) business days following such second (2nd) written notice. The interest ("INTEREST") charged shall be equal to twelve percent (12%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.3.

      13.5     BREACH BY LESSOR.

            (a) NOTICE OF BREACH. Lessor shall be deemed in breach of this Lease if Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

            (b) PERFORMANCE BY LESSEE ON BEHALF OF LESSOR. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the Premises is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.   BROKERS' FEE.

                                   PAGE 11                 Initials _________
                                                              FORM STN-6-2/97

      15.1 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Except as provided in Addendum No. 1, Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and/or attorneys' fees reasonably incurred with respect thereto.

16.   ESTOPPEL CERTIFICATES.  SEE ADDENDUM NO. 1.

            (a) Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party without charge, a statement to the Requiring Party and to any other entity ("Person") specified in such request: (a) as to whether this Lease has been supplemented or amended, and, if so, the substance and manner of such supplement or amendment; (b) as to the validity, force and effect of this Lease, to the certifying party's best knowledge; (c) as to the existence of any default hereunder, to the certifying party's best knowledge; (d) as to the existence of any offsets, counterclaims, or defenses hereto on the part of such other party, to the certifying party's best knowledge; (e) as to the commencement and expiration dates of the Term; and
(f) as to any other matters which may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same. Each party agrees to provide such information in the form requested by the Requiring Party or other Person so long as such form is a commercially reasonable form.

            (b) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragaph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above, and elsewhere in this Lease.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Project and the rents, proceeds and profits therefrom, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.   NOTICES.

      23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or

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                                                              FORM STN-6-2/97
registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

      23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred twenty-five (125%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.   SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

      30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

      30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

      30.3 NON-DISTURBANCE. Lessee's subordination of this Lease shall be subject to receiving a non-disturbance agreement in the form of Exhibit B attached hereto or some other commercially reasonable form approved by Lessee, such approval not to be unreasonably withheld (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof,

                                   PAGE 13                 Initials _________
                                                              FORM STN-6-2/97
will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, if within sixty (60) days after the execution of this Lease, Lessor fails to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises, then Lessee may, at Lessee's option, either directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement, or terminate this Lease upon written notice to Lessor.

      30.4 EXECUTING. Upon written request from Lessor or a lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable advance notice for the purpose of showing the same to prospective purchasers, lenders, or during the last six (6) months of the Term, lessees. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the common areas of the Project any ordinary "FOR SALE" signs and Lessor may during the last six (6) months of the term hereof place on the common areas of the Project any ordinary "FOR LEASE" signs. Lessee may at any time place on or about the Premises any ordinary "FOR SUBLEASE" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent, which consent will not be unreasonably withheld.

34. SIGNS. Except for ordinary "For Sublease" signs and as otherwise provided in Addendum No. 1, Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which consent will not be unreasonably withheld. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request in writing.

37. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

38.   OPTIONS.  See Addendum No. 1.

39. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

40. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

                                   PAGE 14                 Initials _________
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

41. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty
(30) days after request, deliver to the other party satisfactory evidence of such authority.

42. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

43. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

44. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

45. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

46. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease / / is / / is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

-------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATIVE OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.


-------------------------------------------------------------------------------


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:                                          Executed at:
             --------------------------------------                -----------------------------------------
on:                                                   on:
    -----------------------------------------------       --------------------------------------------------
By LESSOR:                                            By LESSEE:
CAROL CANYON PROPERTIES, LLC,                         PETCO ANIMAL SUPPLIES, INC.,
a California limited liability company                a Delaware corporation

By: /s/ MICHAEL J. ELLIS                              By:  /s/ GARY L. GRAHAM
    -----------------------------------------------       --------------------------------------------------
Name Printed: Michael J. Ellis, as Trustee of the     Name Printed: Gary L. Graham
Title: Michael J. and Monica I. Ellis Family Trust,   Title: Vice President - Real Estate
       Manager

By: /s/ BRIAN HUSTER                                  By:  /s/ JAMES M. MYERS
    -----------------------------------------------       ---------------------------------------------------
Name Printed: Brian Huster                            Name Printed: James M. Myers
Title: Manager                                        Title: Executive Vice President and
Address:                                                     Chief Financial Officer
         ------------------------------------------   Address: c/o Property Manager
                                                               9125 Rehco Road
---------------------------------------------------            San Diego, California 92121-2270
Telephone: (    )                                     Telephone: (858) 453-7845
                 ----------------------------------   Facsimile: (858) 677-3002
Facsimile: (    )                                     Federal ID No.
                 ----------------------------------                  ------------------------------------------
Federal ID No.                                        With a copy to:
               ------------------------------------   Petco Animal Supplies, Inc.
                                                      c/o Vice President/Real Estate
                                                      9125 Rehco Road
                                                      San Diego, California 92121-2270

                                   PAGE 15                 Initials _________
                                                              FORM STN-6-2/97

                                 ADDENDUM NO. 1
                                TO STANDARD LEASE

This Addendum No. 1 modifies and supplements that certain Standard Lease dated February ____, 2001 ("Lease"), between Carol Canyon Properties, LLC ("Lessor") and Petco Animal Supplies, Inc. ("Lessee"). All capitalized terms used herein, which are not otherwise defined, shall have the meanings ascribed to them in the Lease. In the event of a conflict between this Addendum No. 1 and the Lease, the provisions of this Addendum No. 1 shall control.

GENERAL PROVISION. The term "Project" shall mean that certain real property, consisting of approximately 9.06 acres of land, known as 8925 and 8945 Rehco Road, San Diego, California (APN # 343-240-3400), more particularly described on EXHIBIT A attached hereto and incorporated herein. The Project includes the Premises (designated as Building Two on EXHIBIT A-1) and a second office building located at 8925 Rehco Road, consisting of approximately 43,000 rentable square feet ("Building One"). The Project is contemplated to have a third office building ("Building Three"), which Lessor may decide to construct. Provided Lessor binds the remainder of the Project and such separate parcel or lot with easements for cross-access and cross-parking and preserving Lessee's rights under the Lease, Lessor may, in its reasonable discretion, elect to subdivide the Project or process a parcel map to provide for a separate legal lot for that portion of the Project upon which Building Three will be built. In such event, the Premises and Building One will be located on one legal lot and Building Three will be located on a separate legal lot.

50. BASE RENT. Base Rent for each Lease Year (defined below) during the term of the Lease shall be as follows:

      LEASE YEAR           BASE RENT            ANNUAL RENT
      ----------           ---------            -----------

      Year 1*              $ 62,350.00          $  748,200.00
      Year 2               $ 64,532.25          $  774,387.00
      Year 3               $ 66,790.62          $  801,487.44
      Year 4               $ 69,128.29          $  829,539.48
      Year 5               $ 71,547.78          $  858,573.36
      Year 6               $ 74,051.95          $  888,623.40
      Year 7               $ 76,643.77          $  919,725.24
      Year 8               $ 79,326.30          $  951,915.60
      Year 9               $ 82,102.72          $  985,232.64
      Year 10              $ 84,976.32          $1,019,715.80
      Year 11              $ 87,950.49          $1,055,405.80
      Year 12**            $ 91,028.76          $1,092,345.10
      Year 13              $ 94,214.76          $1,130,577.10
      Year 14              $ 97,512.28          $1,170,147.30
      Year 15              $100,925.20          $1,211,110.40
      Year 16              $104,457.58          $1,253,490.90
      Year 17              $108,113.59          $1,297,363.00
      Year 18              $111,897.56          $1,342,770.70
      Year 19              $115,813.97          $1,389,767.60
      Year 20              $119,867.45          $1,438,409.40
      Year 21              $124,062.81          $1,488,753.70
      Year 22              $128,405.00          $1,540,860.00
      Year 23              $132,899.17          $1,594,790.00
      Year 24              $137,550.64          $1,650,607.60
      Year 25              $142,364.91          $1,708,378.00
      Year 26              $147,347.68          $1,768,172.10

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*Lease Year 1 will actually be one (1) year and fifteen (15) days long. Lessor agrees to abate Lessee's Base Rent payment for the first fifteen (15) days of Lease Year 1. Subject to the foregoing abatement, Base Rent will commence on the Rent Commencement Date (defined below).

**Years 12 through 26 are Lease Years that are the subject of the Extension Option provisions set forth in PARAGRAPH 54.

The foregoing amounts are based upon a Base Rent of $1.45 per square foot of rentable area per month for Lease Year (defined below) 1, with a 3.5 percent annual increase throughout the Main Term and the Extension Options.

Except for Lease Year 1, the term "Lease Year" shall mean each successive period of twelve (12) consecutive calendar months, beginning on the first day of the month following the Commencement Date.

51.   OPERATING EXPENSES.

51.1 DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" shall mean and refer to all costs and expenses, of any kind or nature, which are paid or incurred by Lessor relative to the operation, repair, restoration, replacement, maintenance, and management of the Project, including, without limitation, all costs and expenses relating to: (i) all personnel involved in the operation, repair, replacement, maintenance, and management of the Project including wages, fringe benefits, and other labor payments; (ii) water, sewage disposal, drainage, refuse collection and disposal, gas, electricity, and other utility services (excluding those utility costs associated solely with the Premises, for which Lessee will be responsible, or solely with Building One or Building Three) and the maintenance of all components, systems, and apparatus by which such utilities and services are provided; (iii) general maintenance and repair of the Project, exclusive of the buildings, including, without limitation, driveways, asphalt, and concrete surfaces, and security services (if any, to be provided at Lessor's reasonable discretion); (iv) maintenance of landscaping (including irrigation and sprinkler systems) and replanting; (v) keeping the Parking Area (defined below) in good condition and free from litter, dirt, debris, and other obstructions, and keeping all lighting and signage serving the Project in good condition and fully operating; (vi) any expenses payable by Lessor pursuant to the provisions of any recorded Covenants, Conditions, and Restrictions or similar recorded instruments affecting the Project; (vii) all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed upon or with respect to the Project, or any portion thereof, by any local, state, or federal entity except to the extent of taxes payable by Lessee pursuant to the Lease (although if Building Three is constructed on a separate lot or parcel, it will be separately assessed) ; (viii) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Lessor located at and used in connection with the Project; (ix) the cost of all casualty, liability, and other insurance required to be carried by Lessor under the Lease; (x) legal, accounting, inspection, and consultation fees; and (xi) Permitted Capital Pass-Through Costs (defined below).

Lessor shall neither duplicate the cost of items included in Operating Expenses, including, but not limited to, management fees, nor duplicate Operating Expenses with charges to Lessee elsewhere in this Lease. Notwithstanding any contrary provision in this Lease, "Operating Expenses" shall not include any of the following:

      (1) costs for which Lessor is entitled to reimbursement by insurance or condemnation awards;

      (2) expenses incurred in connection within leasing or procuring new tenants or renewing or modifying existing leases with tenants, including advertising expenses or leasing commissions paid to agents of Lessor or other brokers;

      (3) income, capital stock, estate, inheritance, franchise or other taxes payable by Lessor;

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      (4)   depreciation of the Premises, Building One or Building Three;

      (5) interest on debt or amortization payments on any mortgage or deed of trust;

      (6) rental under any prime lease or similar rental under any other superior lease or sublease, and any late fees, default interest or similar payments accruing under such lease or sublease;

      (7)   dividends paid by Lessor;

      (8) the portion of the wages, salary or other compensation for any employee not employed by Lessor full time on behalf of the Project, to the extent not reasonably allocated by Lessor to the Project and the wages, salaries or other compensation of any employee above the grade of Senior Project Manager;

      (9) costs which are to be capitalized under GAAP, except for Permitted Capital Pass-Through Costs (defined below);

      (10) accounting fees, expert fees legal fees, court costs, or disbursements incurred in connection with proceedings of any nature to assert Lessor's rights under any lease with a tenant in the Project or to resolve disputes between Lessor and tenants of the Project as to the interpretation or administration of any lease, including this Lease, except where incurred predominately for the benefit of the tenants of the Project, including Lessee;

      (11) management or administrative fees other than a management fee, if any, actually paid by Lessor to a third-party management company which is not affiliated with Lessor or any of its members and which is a recognized property management company in San Diego, California, not to exceed three and one-half percent (3 1/2%) of Operating Costs (the Parties anticipating that the actual fee paid will be substantially less than three and one-half percent (3 1/2%) if Building One is a single tenant building and Lessor agreeing to use commercially reasonable efforts to obtain the lowest rate obtainable from such property management company);

      (12) the costs for repairs or maintenance that are reimbursed by others, including, without limitation, reimbursement made on warranty claims;

      (13) any points or fees, including without limitation, late fees, default interest and other similar payments on loans relating to the Project;

      (14) increases in insurance premiums due to hazardous activities conducted elsewhere within the Project;

      (15) Lessor's cost of any services sold to tenants for which Lessor is entitled to be reimbursed by such tenants as additional charge above rent charges;

      (16) Lessor's costs of any above building standard janitorial services or above building standard security services provided to other tenants of the Project, as well as Lessor's cost of any other above building standard services (including, without, limitation, above building standard electrical service) which Lessor provides to other tenants of the Project.

      (17) commissions and other costs and expenses incurred in connection with negotiations with or sales to purchasers or potential purchasers of the Project;

      (18)  costs for art work placed on the Project;

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      (19)  rentals and other related expenses incurred leasing equipment or machinery for a period of more than five (5) years and which equipment or machinery would constitute a capital expenditure if purchased by Lessor, except for Permitted Capital Pass-Through Costs;

      (20) penalties and fines incurred by Lessor due to violation of any building code or other law;

      (21)  tort damages awarded against Lessor;

      (22) costs paid to a related entity to the extent that the payment exceeds that which would have been paid in the absence of such a relationship;

      (23) compensation paid to clerks, attendants or other persons to operate a commercial concession on the Project and costs incurred in connection with the operation of any club or other entertainment, exercise or recreational facility on the Project;

      (24) costs of renovating or constructing space for Lessee or other tenants or renovating space vacated by Lessee or other tenants;

      (25) the cost of any Building appraisal, other than an appraisal obtained in connection with contesting real estate taxes or determining whether the amount of real estate taxes is fair and reasonable;

      (26) costs to remove any Hazardous Substance from the Project or otherwise abate any Hazardous Substance within, under or on the Project;

      (27) costs incurred as a result of the existence of any Hazardous Substance in the Project;

      (28) expenses in connection with services or other benefits which are not provided to Lessee, but which are provided solely to other tenants or occupants of the Project;

      (29) any costs related to the design and construction of Building Three, any costs of repairs to or replacements of the Parking Area (defined below), or other portions of the Project made necessary by or increased by the construction of Building Three and any increases in Lessee's Pro Rata Share of Operating Expenses due to the construction or presence of Building Three;

      (30) any costs of maintenance, repair or replacement of any buildings in the Project;

      (31) during the Original Term, any costs of replacement of the Parking Area even if same are Permitted Capital Past-Through Costs; and

      (32)  any costs of janitorial services for any building in the Project.

"Permitted Capital Pass-Through Costs" means: (a) any improvement made to the Property by Lessor that is required under any governmental law or regulations which was not promulgated, or which was promulgated but was not applicable to the Project, on the Commencement Date, amortized using such period and method as is permitted under generally accepted accounting principles ("GAAP"), or (b) any labor-saving, cost-saving or energy-saving device or other equipment installed in the Project (provided that the amount included in Operating Costs in any one year shall in no event exceed the savings realized in Operating Costs during such year as a result of the installation and use of the applicable device), amortized using such period and method as is permitted under GAAP.

51.2 PAYMENT OF OPERATING EXPENSES. Lessor shall maintain the common areas of the Project in good order and repair and in a manner comparable to that of similar projects in San Diego, California, and in consideration for same, starting on the Commencement Date, Lessee shall pay to Lessor, on the first day


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of each calendar month during the Original Term, as Additional Rent, an amount
("Lessee's Monthly Payment") equal to one-twelfth of Lessee's Pro -Rata Share of the Operating Expenses for such calendar year, as estimated by Lessor in the most recently delivered Estimated Statement (defined below). Starting on the Commencement Date and prior to the commencement of each calendar year during the Term, Lessor will deliver to Lessee a written statement ("Estimated Statement") setting forth Lessor's estimate of the Operating Expenses allocable to the ensuing calendar year and Lessee's Pro Rata Share of such Operating Expenses. Lessor may, at its option, during any calendar year but not more often than once per calendar quarter, deliver to Lessee a revised Estimated Statement, in accordance with Lessor's most current estimate. Within approximately ninety (90) days after the end of each calendar year during the term of the Lease, Lessor will deliver to Lessee a written statement ("Actual Statement") setting forth the actual Operating Expenses allocable to the preceding calendar year. Lessee's failure to object to Lessor regarding the contents of an Actual Statement, in writing, within one hundred twenty (120) days after delivery to Lessee of such Actual Statement, shall constitute Lessee's acceptance and approval of the Actual Statement. Upon not less than ten (10) days' prior written notice to Lessor, Lessee shall have the right to audit Lessor's books and records regarding Operating Expenses (any over or under payments revealed by such audit being paid or credited as provided below). If the sum of Lessee's Monthly Payments actually paid by Lessee during any calendar year exceeds Lessee's Pro Rata Share of the actual Operating Expenses allocable to such calendar year, then such excess will be credited against the amounts next becoming due under the Lease, unless such calendar year was the calendar year during which the Expiration Date occurs (the "Last Calendar Year"), in which event either: (i) such excess shall be credited against any monetary default of Lessee under this Lease; or (ii) if Lessee is not in default under this Lease, then Lessor shall pay to Lessee such excess. If the sum of Lessee's Monthly Payments actually paid by Lessee during any calendar year is less than Lessee's Pro Rata Share of the actual Operating Expenses allocable to such calendar year, then Lessee shall, within thirty (30) days of delivery of the Actual Statement, pay to Lessor the amount of such deficiency. Lessor's delay in delivering any Estimated Statement or Actual Statement will not release Lessee of its obligation to pay any Lessee's Monthly Payment or, provided any such delay is less than 365 days, any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. For purposes of this Lease, the term "Lessee's Pro Rata Share" will mean and refer to the portion of the Operating Expenses payable by Lessee. Except with regard to real estate taxes and assessments (which shall be proportioned as provided below), Lessee's Pro Rata Share of Operating Expenses shall be as follows: (A) unless and until Building Three is constructed, one-half (1/2) of the Operating Expenses, and (B) after Building Three is constructed, one-third (1/3) of Operating Expenses.

Notwithstanding anything contained herein to the contrary, unless escrow of same is required by Lessor's lender, Lessee will not be required to pay monthly any portion of Operating Expenses for real estate taxes and assessments ("Real Estate Taxes"). Instead, Lessee's Pro Rata Share of Real Estate Taxes will be payable not earlier than the later of (i) thirty (30) days following receipt from Lessor of an invoice together with a copy of the real estate tax bill and a calculation of Lessee's Pro Rata Share, or (ii) twenty (20) days prior to the date such real estate taxes become delinquent. Lessee's Pro Rata Share of Real Estate Taxes will be as follows: (Y) unless and until Building Three is constructed, one-half (1/2) of the Real Estate Taxes applicable to the improvements located in the Project and one-third (1/3) of the Real Estate Taxes applicable to the land upon which the Project is situated, and (Z) after Building Three is constructed, one-third (1/3) of the Real Estate Taxes on the improvements located in the Project and one-third (1/3) of the Real Estate Taxes applicable to the land upon which the Project is situated (unless Building Three is on a separate tax parcel, in which case, Lessee's Pro Rata Share of Real Estate Taxes will be one-half (1/2) of the Real Estate Taxes for the tax parcel upon which the Premises are located and one-half (1/2) of the Real Estate Taxes for the improvements located on such tax parcel).

53. PARKING. During the Original Term of the Lease and the Extension Terms, Lessor grants to Lessee free of charge (for the benefit of Lessee and Lessee's invitees) the right to the non-exclusive use, together with Lessor, other lessees of the Project and their employees and invitees, of any parking area (including but not limited to any parking garage that may hereafter be constructed on any portion of the Project) within the boundaries of (such boundaries of the Project to be those of the entire Project shown on Exhibit A-1, regardless of whether Building Three or any other portion of the Project is later divided

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into a separate tax parcel) and serving the Project ("Parking Area").
Lessee's use of the Parking Area shall be subject to the Rules and Regulations attached to the Lease as EXHIBIT C and, upon not less than ten
(10) days' prior written notice from Lessor, such other reasonable and non-discriminatory rules and regulations as Lessor may, in its reasonable discretion, adopt from time to time with respect to the Parking Area, including without limitation: rules limiting lessees of the Project (including, without limitation, Lessee) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of lessees of the Project. Lessee shall be entitled to at least as favorable treatment regarding any such parking rules as the most favorably treated other tenant of the Project. In the event of a conflict between the Lease and any rules and regulations adopted by Lessor, the Lease controls. There is presently an electric powered gate at the vehicular driveway entrance to the Project. Lessee shall have the non-exclusive right, together with Lessor and other lessees of the Project to control such gate. Such gate shall remain open Monday through Friday from 7:30 a.m. to 6:30 p.m. At other times access will be card or code controlled.

54.   EXTENSION OPTIONS.

54.1 OPTIONS. Lessee shall have the option to extend the Original Term of the Lease (individually, "Option" and collectively, "Options") for three (3) consecutive periods of five (5) years each (individually, "Extension Term" and collectively, "Extension Terms"), provided Lessee gives Lessor written notice of its election to exercise the Options at least twelve (12) months prior to the expiration of the Original Term of the Lease (or the then applicable Extension Term, to the extent the Original Term has been previously extended pursuant to the terms of this paragraph). The terms and conditions governing each such Extension Term will be the same as those for the Original Term, except as set forth herein. Time is of the essence with respect to each and every term of this PARAGRAPH 54. Notwithstanding anything contained in the Lease or this Addendum to the contrary, if Lessee has exercised any right of first refusal for expansion into any portion of Building One or Building Three prior to the applicable Extension Term, Lessee may exercise the corresponding Option for either the Premises alone or for the Premises together with the Expansion Space (defined below) in Building One, the Expansion Space in Building Three, or both.

54.2 EXERCISE OF OPTIONS. The Options herein granted to Lessee may be assigned with any permitted assignment of the Lease. Lessee shall not have the right to exercise the Options, notwithstanding anything set forth above to the contrary, during any period of time commencing from the date Lessor gives to Lessee a written notice that Lessee is in material default under any provision of the Lease, and continuing until the default alleged in said notice is cured. The period of time within which the Options may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise the Options because of the foregoing provisions of this PARAGRAPH 54, even if the effect thereof is to eliminate Lessee's right to exercise the Options. All rights with respect to the Options shall terminate and be of no further force or effect, even after Lessee's due and timely exercise of the Options, if, after such exercise, but prior to the commencement of the applicable Extension Term, Lessee is in material default under any provision of the Lease beyond applicable cure periods. The Base Rent for each Extension Term shall be as set forth in PARAGRAPH 50 above.

55. FINDER'S FEE. Notwithstanding any provision of the Lease to the contrary, Acree, Weinman, Inc. (the Broker identified in the Lease) shall be entitled to receive a brokerage commission, which commission shall be paid pursuant to a separate written agreement, and Brian Huster shall be entitled to receive a finder's fee from Lessor for his work on behalf of Lessor in connection with the Lease and pursuant to PARAGRAPHS 58 AND 59 below, which fee shall be paid pursuant to a separate agreement.

56.   PROJECT AND SURROUNDING PROJECT EXPANSION/MODIFICATION.

56.1 FURTHER CONSTRUCTION. Lessee acknowledges that Lessor may construct or permit a third party to construct a parking garage to serve the entire Project and Building Three. Lessee acknowledges that any such construction work will necessarily involve, among other things, the generation of noise, dust, and


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vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment within the Project, and the presence of workmen within the Project, all of which may require the rearrangement of parking areas, roadways, lighting facilities, and the redirection of vehicular and pedestrian traffic. Lessor covenants to maintain at all times reasonable access to the Premises and the Parking Area, to use its best efforts to minimize interference with Lessee's business in the Premises, not to cause or permit interruption of utilities to the Premises and to include the foregoing covenants as obligations of any third party (including, without limitation, any contractor) authorized to construct Building Three. Lessor's Contractor shall coordinate the construction activities for Building Three with any construction schedule for any Alterations being performed by or on behalf of Lessee. Lessor further agrees to indemnify, defend and hold harmless Lessee from all losses, liabilities, actions, damages, costs and expenses claimed, asserted, or arising in connection with the construction of Building Three. Lessor will not construct or permit to be constructed on the Project any buildings or other structures, except for a parking garage to serve the entire Project and Building Three, which parking garage will be constructed on the common areas of the Project in an area reasonably approved by Lessee, and which Building Three will be constructed only in the area shown on EXHIBIT
"A-1". If Lessor constructs Building Three and such parking garage, the parking garage will be constructed first.

56.2 RIGHT OF ABATEMENT. Notwithstanding anything to the contrary contained in PARAGRAPH 56.1, in the event any Construction Work undertaken by Lessor or any third party (including, without limitation, any contractor) authorized to construct such parking garage and/or Building Three, materially interferes with the operation of Lessee's business within the Premises, Lessee's Base Rent will be abated two (2) days for each day of such material interference.

57. CONDITION OF THE PREMISES. Lessee is accepting the Premises in the condition described in Addendum No. 2, PARAGRAPH 64. Should Lessee desire to make additional improvements to the Premises in the future, such Lessee Work shall be constructed in accordance with the procedures outlined in Addendum No. 2.

58. RIGHT OF FIRST OFFER TO LEASE. During the Original Term, and any Extension Term, Lessor grants to Lessee a continuing right of first offer to lease (the "Expansion Right") any portion of Building One. When Lessor desires to offer to lease all or any portion of Building One (the "Expansion Space") to third parties, Lessor shall deliver written notice (the "Offer Notice") to Lessee setting forth the terms upon which Lessor will offer to lease the Expansion Space to third parties and offering to lease, the Expansion Space to Lessee upon such terms. Once Lessor has sent the Offer Notice, if Lessee elects to exercise said Expansion Right in accordance with the terms of the Offer Notice, Lessee shall do so by giving Lessor written notice of such election within ten (10) days after receiving the Offer Notice. In the event Lessee rejects the Expansion Space Offer or fails to respond to the Offer Notice within said ten (10) day period, Lessor may, within six (6) months following the date of the Offer Notice, lease the Expansion Space to third parties on "Substantially the Same Terms and Conditions" (defined below) as are set forth in the Offer Notice. As used in this PARAGRAPH 58, "Substantially the Same Terms and Conditions" means that
(a) the rent under the third party lease is not less than ninety-five percent (95%) of that set forth in the Offer Notice, (b) the lease terms are no more favorable than set forth in the Offer Notice, (c) the duration and construction allowance are the same as in the Offer Notice, (c) the third party lease does not provide the third party Lessee financing of any costs except to the extent set forth in the Offer Notice, and (e) the commencement of the third party lease is within six (6) months of the Offer Notice. If the third party lease is not on Substantially the Same Terms and Conditions as the Offer, Lessor must again provide Lessee a Refusal Right Notice in accordance with this PARAGRAPH 58. Notwithstanding anything contained therein to the contrary, the duration (including any renewal options) of any lease entered into with such third party will not exceed fifteen (15) years. If Lessee leases the Expansion Space, the lease of the Expansion Space shall be upon the same terms and conditions as the Lease, as modified by the provisions of the Offer Notice. Further, in addition to and separate and distinct from the foregoing right of first offer regarding Building One, Lessor hereby grants to Lessee a continuing right of first offer to lease any portion Building Three (if constructed) on the same terms and conditions as the foregoing right of first offer regarding Building One. The Broker identified in the Lease shall be entitled to receive a brokerage

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commission and Brian Huster shall be entitled to receive a finder's fee in connection with the proper exercise by Lessee of its Expansion Right (and/or similar rights regarding Building Three) under this PARAGRAPH 58, which payments shall be the subject of separate written agreements. If, during the Original Term or any Extension Term, Lessee is in material monetary Breach of the Lease (beyond applicable cure periods), the Expansion Right will terminate. Notwithstanding the foregoing to the contrary, if prior to such material monetary Breach (beyond applicable cure periods) Lessee has purchased any building in the Project, such Expansion Right will not terminate, but will remain in effect despite such Breach.

59. RIGHT OF FIRS OFFER TO PURCHASE. During the Original Term, and any Extension Term, Lessor grants Lessee a continuing right of first offer to purchase (the "Purchase Right"): (i) the Premises and Building One (together with an allocable portion of the Common Areas of the Project) and/or (ii) Building Three (but only after such time as Building Three has been constructed) (together with an allocable portion of the Common Areas of the Project); and/or (iii) the Project. When Lessor desires to offer to sell any of the Premises and Building One, Building Three or the Project to third parties, Lessor shall deliver written notice (the "Purchase Right Notice") to Lessee setting forth the terms upon which Lessor will offer to sell the applicable building, buildings or Project and offering to sell the same to Lessee upon such terms. Once Lessor has sent the Purchase Right Notice, if Lessee elects to exercise said Purchase Right in accordance with the terms of the Purchase Offer, Lessee shall do so by giving Lessor written notice of such election within ten (10) days after receiving the Purchase Notice. In the event Lessee rejects the Purchase Offer or fails to respond to the Purchase Notice within said ten (10) business day period, Lessor may sell the applicable building or buildings or Project to third parties on Substantially the Same Terms and Conditions (defined below) as are set forth in the Purchase Right Notice. As used in this PARAGRAPH 59, "Substantially the Same Terms and Conditions" means that (a) the sales price is not less than ninety-five percent (95%) of that set forth in the Offer Notice, (b) the contract terms are no more favorable than set forth in the Offer Notice, (c) the inspection period, title review period and closing date are the same as in the Offer Notice, (d) the third party contract does not provide the third party purchase financing of any costs except to the extent set forth in the Offer Notice, and (e) the closing date is within six (6) months of the Offer Notice. If the third party sale is not on Substantially the Same Terms and Conditions as the Purchase Right Notice, Lessor must again provide Lessee a Purchase Right Notice in accordance with this PARAGRAPH 59. Notwithstanding anything contained herein to the contrary, any sale to such third party will be subject to the Lease. The Broker identified in the Lease shall be entitled to receive a-brokerage commission and Brian Huster shall be entitled to receive a finder's fee in connection with the proper exercise by Lessee of its Purchase Right under this PARAGRAPH 59, which payments shall be the subject of separate written agreements. If, during the Original Term or any Extension Term, Lessee is in material monetary Breach of the Lease (beyond applicable cure periods), the Purchase Right will terminate. Notwithstanding the foregoing to the contrary, if prior to such material monetary Breach (beyond applicable cure periods) Lessee has purchased any building in the Project, such Purchase Right will not terminate, but will remain in effect despite such Breach. Lessor covenants that it will not divide the Premises and Building One into separate parcels and that it will not sell either the Premises or Building One without the other.

60. LESSEE'S FINANCIAL INFORMATION. Not more often than one (1) time per Lease Year and not more than ten (10) times during the Original Term and all Extension Terms combined, Lessee shall provide Lessor with reasonable evidence (such evidence to be in the form generally provided by Lessee to its landlords and lenders) of Lessee's financial condition within ten (10) days following Lessor's written request therefor.

61. ADDITIONAL DOCUMENTS. Simultaneously with the execution of the Lease, Lessor and Lessee (as applicable) will execute the following:

      (a) Easement Agreement regarding the Project (the "Easement Agreement") in the form attached hereto as EXHIBIT D, which Easement Agreement Lessor will promptly record against the Project at Lessor's sole cost.

                                   PAGE 23                 Initials _________
                                                              FORM STN-6-2/97

      (b) Memorandum of Lease (the "Memorandum of Lease") in the form attached hereto as EXHIBIT F, which Memorandum of Lease Lessor will promptly record against the Project at Lessor's sole cost.

      (c) Memorandum of First Offer (the "Memorandum of First Offer") in the form of EXHIBIT F, which Memorandum of First Offer Lessor will promptly record against the Project at Lessor's sole cost.

      (d) Agreement Regarding Memorandum of First Offer (the "Agreement Regarding Memorandum of First Offer") in the form attached hereto as EXHIBIT G, which Agreement Regarding Memorandum of First Offer will be held in escrow by Stewart Title Company of San Diego.

62. HOT WATER. Lessee's Pro Rata Share of the cost of the hot water to Lessee and other lessees of the Project shall be one-half (1/2). If Building Three is constructed, hot water for Building Three will not be supplied by the same centrally located plant that supplies the Premises and Building One. Building Three, if constructed, will have a separate hot water supply source.

63. LEASES OF BUILDING ONE AND BUILDING THREE. Lessor will not enter into any lease for a term (including all extension options) in excess of fifteen (15) years with a third party for all or any portion of Building One or Building Three without first obtaining Lessee's prior written consent, which consent will not be unreasonably withheld.

LESSOR:                                               LESSEE:

CAROL CANYON PROPERTIES, LLC,                         PETCO ANIMAL SUPPLIES, INC.,
a California limited liability company                a Delaware corporation
                                                      By:  /s/ JAMES M. MYERS
By:  /s/ MICHAEL J. ELLIS                                 --------------------------------
    -----------------------------------------------         James M. Myers
       Michael J. Ellis, as Trustee of the                  Executive Vice President and
       Michael J. and Monica I. Ellis Family Trust,         Chief Financial Officer
       Manager
                                                      By:  /s/ GARY L. GRAHAM
By:  /s/ BRIAN HUSTER                                     --------------------------------
    -----------------------------------------------         Gary L. Graham
       Brian Huster                                         Vice President - Real Estate
       Manager

                                   PAGE 24                 Initials _________
                                                              FORM STN-6-2/97

                        ADDENDUM NO. 2 TO STANDARD LEASE


This Addendum No. 2 modifies and supplements that certain Standard Lease dated February ____, 2001 ("Lease"), between Carol Canyon Properties, LLC ("Lessor") and Petco Animal Supplies, Inc. ("Lessee"). All capitalized terms used herein, which are not otherwise defined, shall have the meanings ascribed to them in the Lease. In the event of a conflict between this Addendum No. 2 and the Lease, the provisions of this Addendum No. 2 shall control.

GENERAL PROVISION. LESSOR SHALL PROVIDE A MUTUALLY AGREED UPON STANDARD FINISH FOR THE PREMISES AND SHALL PROVIDE A LESSEE IMPROVEMENT ALLOWANCE (DEFINED BELOW) FOR THE COST OF THE LESSEE IMPROVEMENTS TO BE CONSTRUCTED BY LESSOR, SUBJECT TO THE TERMS AND CONDITIONS AS MORE COMPLETELY DESCRIBED HEREIN.

64. LESSOR'S WORK. Following execution of the Lease by Lessor and Lessee, Lessor shall reinstall the building core of the Premises to a mutually agreed upon condition in compliance with the mutually agreed upon plans, specifications and working drawings and the attached SCHEDULE 1 to this Addendum No. 2 (the "Core Contract"). The portion of Lessor's Work included in the Core Contract will be at Lessor's sole cost. The Core Contract will include completion of the bathrooms in the Premises to mutually agreed upon building standard condition in compliance with the mutually agreed upon plans, specifications and working drawings and any modifications to the Premises necessary to cause the Premises to comply with applicable laws, including, without limitation, fire rated doors on all exit corridors and the requirements of the Americans With Disabilities Act and any similar state laws. Any work of a curative nature necessary to cause the Premises to comply with applicable laws will be performed as a part of Lessor's Work under the Core Contract, at Lessor's sole cost. The Core Contract will also include: (a) securing the easterly boundary of the Project from adjacent property in an appropriate locked manner, and (b) sealing and restriping the Project's Parking Area. The second of such contracts (the "Lessee Improvements Contract") shall be for the construction of improvements to the Premises as specified in the plans and specifications originally prepared by Lessor for completion of the finishes and other interior improvements to the Premises (the "Original Plans"), as modified by Lessee and approved by Lessor in accordance with this PARAGRAPH 64 (the "Lessee Improvements"). All of the work described in this PARAGRAPH 64 is collectively, "Lessor's Work". Lessor's Work shall be promptly completed by Lessor in a good and workmanlike manner, and in accordance with working drawings, plans, and specifications for the Premises mutually agreed upon by Lessor and Lessee. Lessee will review and submit required changes to the Original Plans to Lessor as soon as reasonably possible. Lessor will then have ten (10) days to approve (such approval not to be unreasonably withheld) or to provide Lessee with written objections to such changes (such process to repeat until the plans, specifications and working drawings are mutually agreed upon by Lessor and Lessee). Thereafter, such mutually approved plans, specifications and working drawings will be attached hereto and made a part of the Lease. As part of Lessor's Work, Lessor will provide electricity to the Premises. Lessee will have the right to use the existing electrical panels and electrical wiring for the Premises without Lessor charging any costs therefor against the Lessee Improvement Allowance. Lessor represents and warrants to Lessee that such existing electrical panels and wiring comply with applicable codes. In addition, as part of the Lessee Improvements, Lessee will have the right to install card or code access readers at any exterior entrances to the Premises it so desires. Lessee will be entitled to the maximum signage on the exterior facade of the Premises as is allowed by applicable law (including any variance obtained by Lessee), and Lessee shall be entitled to the top one-half (1/2) of the monument sign located at the Project, Lessee's sign panel installation to be included in Lessor's Work, and both the cost of the panel and the installation thereof to be charged against the Lessee Improvement Allowance. Lessee shall not be liable for any loss, cost, damage, or expense incurred or claimed by Lessor or any other person or party on account of the construction or installation of Lessor's Work. Lessor agrees to obtain, at Lessor's cost, any necessary consents of third parties for all of the above-described signage, including, without limitation, approvals required pursuant to that certain Declaration of Covenants, Conditions and Restrictions dated December 24, 1986, and recorded February 4, 1987, as File No. 87-063214 of the Official Records of San Diego County, California (the "CC&Rs"). Lessor represents and warrants to Lessee based on Lessor's due diligence and proper investigation that the "approving agent" (defined in the CC&Rs) does not exist and that no approvals of the existing Premises or of Lessor's Work are required. Lessor hereby agrees to indemnify, hold harmless and defend Lessee from and against all

                                   PAGE 25
----                                                                      ----
----                                                                      ----
claims (including consequential damages) arising out of the failure of the existing Premises or Lessor's Work to comply with the CC&Rs. Lessee will have the right to offset against Base Rent and other charges due under this Lease any costs it incurs due to any such failure and/or the breach of such representation. Lessor hereby acknowledges and agrees that the compliance of Lessor's Work and the plans, specifications and working drawings therefor, with all applicable governmental laws, codes and regulations shall be solely Lessor's responsibility. Lessee assumes no liability or responsibility resulting from the failure of Lessor to comply with all applicable governmental laws, codes and regulations or for any defect in any of Lessor's Work. Lessor further agrees to indemnify, defend and hold harmless Lessee from all losses, liabilities, actions, damages, costs and expenses claimed, asserted or arising in connection with any of the foregoing. Lessor shall submit to at least three (3) mutually approved general contractors for bid the working drawings, plans and specifications for the Lessee Improvements.
In addition to the general contractor, Lessee will also have approval rights over the mechanical, electrical and plumbing contractors selected. Both
Lessor and Lessee shall be provided a copy of each bid. Selection of the general contractor to be used to perform the Lessee Improvements will be made by Lessor with the approval of Lessee, which approval will not be unreasonably withheld. Thereafter, Lessor will enter into the Lessee Improvements Contract for construction of the Lessee Improvements, and Lessor shall provide Lessee with a copy of said contract for review and approval, such approval not to be unreasonably withheld. Lessor agrees to use all commercially reasonable efforts to obtain the best possible prices for labor and materials to be used in the construction of the Lessee Improvements. The Lessee Improvements Contract shall require the general contractor to comply with Lessor's construction rules and regulations set forth in PARAGRAPHS 70.1-70.9 below (adjusted as applicable to apply to such general contractor). Lessor agrees to obtain any necessary consents under the CC&Rs. Lessor and such general contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of Lessor's Work is concerned, for compliance with the CC&Rs and for compliance with all applicable safety regulations, OSHA or other regulatory agencies, and Lessor further agrees to indemnify and hold Lessee harmless for Lessor's actions arising from Lessor's Work. Lessor agrees that upon Lessee's written request, Lessor will enforce all warranty claims under the Core Contract and the Lessee Improvements Contract. If
Lessor fails to enforce same within thirty (30) days of Lessee's written request, Lessee may enforce same at Lessor's cost, which if not paid to Lessee within ten (10) days of invoice Lessee may offset against Base Rent and other charges next becoming due under this Lease until fully reimbursed.

65. LESSEE IMPROVEMENT ALLOWANCE. Lessor shall be responsible for bearing all costs and expenses of completing the Lessee Improvements up to a maximum of $15.00 per rentable square foot of the Premises ($645,000.00) ("Lessee Improvement Allowance"). All costs and expenses of the Lessee Improvements in excess of the Lessee Improvement Allowance (the "Excess") shall be payable by Lessee to Lessor upon ten (10) days' written notice from Lessor, accompanied by reasonable documentation evidencing the Excess. Upon completion of Lessor's Work, Lessee shall have the right to audit Lessor's books and records with regard thereto, and if such audit reveals an overpayment of the actual Excess (based upon actual invoices and paid receipts), any such overage will be credited against amounts next becoming due under the Lease. The Lessee Improvements Contract shall contain cost savings provisions whereby any savings in the cost of Lessee's Improvements below $15.00 per rentable square foot are shared forty percent (40%) by the contractor and sixty percent (60%) by Lessor ("Lessor's Portion"). Lessor and Lessee agree to share Lessor's Portion of such savings as follows: for Lessor's Portion of savings up to One and 50/100 Dollars ($1.50) per rentable square foot of the Premises, Lessor will pay to Lessee on the Commencement Date seventy-five percent (75%) of such Lessor's Portion, and for Lessor's Portion of savings in excess of One and 50/100 Dollars ($1.50) per rentable square foot, Lessor will pay to Lessee on or before the Commencement Date fifty percent (50%) of such savings. Notwithstanding the foregoing to the contrary, solely for the purpose of calculating the cost savings described above, change orders during construction will be excluded on both the cost side and the savings side.

66. CONDITION OF PREMISES FOLLOWING COMPLETION OF LESSOR'S WORK. The Premises shall be delivered to Lessee with Lessor's Work substantially completed. Lessor shall provide Lessee at least ten (10) days' prior written notice (the "Notice of Substantial Completion") of the date upon which "Substantial

                                   PAGE 26                 Initials _________
                                                              FORM STN-6-2/97

Completion" (defined below) will occur. Thereafter, Lessor will promptly complete all portions of Lessor's Work. Subject to the abatement described in PARAGRAPH 50, Base Rent will commence on the later of the date Lessor's Work is Substantially Complete or the date that is ten (10) days following Lessee's receipt of the Notice of Substantial, Completion (the "Rent Commencement Date"). "Substantial Completion" or "Substantially Complete" means (i) that the Lessor's Work has been performed in the Premises in substantial accordance with the plans, specifications and working drawings,
(ii) all construction debris has been removed from the Premises and the Premises are clean, and (iii) the Premises may reasonably be used and occupied by Lessee in accordance with PARAGRAPH 1.8 of the Lease.

67. ESTIMATED COMPLETION DATE. Lessor shall use its best efforts to cause the Lessor's Work to be substantially completed by June 1, 2001 following mutual execution of the Lease, subject to delays from causes beyond the reasonable control of Lessor, including, without limitation, acts of God, strikes, work stoppages, unavailability of or delay in receiving permits, labor or materials, defaults by contractors or subcontractors, weather conditions, fire or other casualty, or action of governmental authorities ("Force Majeure Events").

68. EFFECT OF DELAY ON TEASE TERM. In the event the Lessor's Work is not substantially completed by July 1, 2001, the provisions of PARAGRAPH 3.3 of the Lease shall apply.

69. ALTERATIONS. If Lessee desires to alter or perform additional construction work in the Premises (the "Alterations"), the cost of which exceeds $50,000.00 in any Lease Year, Lessee shall cause detailed plans and specifications (the "Lessee Plans") to be prepared and delivered to Lessor, which Lessee Plans shall reflect the proposed Alterations (unless the Alterations are limited to floor and wall coverings in which case detailed plans and specifications are not required). Further, any modifications to the exterior of the Premises shall be subject to Lessor's prior approval, which approval will not be unreasonably withheld. No romex wiring shall be allowed, nor shall water lines be placed in slabs, unless approved by Lessor prior to installation. Any equipment placed upon the roof as a result of the Alterations, and any roof penetrations, shall be approved by Lessor (such approval not to be unreasonably withheld) prior to the commencement of the Alterations. Lessor shall, within ten (10) days following its receipt of the Lessee Plans, either approve (such approval not to be unreasonably withheld) such Lessee Plans or provide Lessee with written objections to the Lessee Plans (such process to repeat until the Lessee Plans are approved). No Alterations shall be undertaken by Lessee until the Lessee Plans have been approved by Lessor (such approval not to be unreasonably withheld). Performance by Lessee of the Alterations shall conform to the approved Lessee Plans, and any material deviation will require Lessor's prior approval (such approval not to be unreasonably withheld). Lessee shall cause the Alterations to be completed in accordance with sound construction practices and in a manner consistent with this Addendum No. 2.

70. CONSTRUCTION OF THE ALTERATIONS BY LESSEE'S CONTRACTOR. In the event of Alterations that require Lessor's approval, after the Lessee Plans for the Alterations have been approved by Lessor, Lessee shall submit to Lessor the name, address, license number and evidence of insurance of Lessee's proposed contractor ("Lessee's Contractor") for Lessor's review and approval (such approval not to be unreasonably withheld). If Lessor deems, in its reasonable discretion, that Lessee's proposed Contractor is unacceptable, Lessee shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Lessee shall enter into a construction contract with the Contractor which shall include a provision for compliance with the construction rules and regulations set forth in Paragraphs 70.1-70.9 below, and Lessee shall provide Lessor with a copy of said contract. In no event shall Lessee be permitted to commence the Alterations without first providing Lessor with the above-listed information relating to the Alterations. Lessor shall have the right to post a notice of non-responsibility at a prominent location within the Premises prior to the commencement of any Alterations. All costs and expenses arising from the Alterations or any part thereof shall be the sole and exclusive responsibility of Lessee to pay in a prompt and timely fashion as such costs become due.

      70.1 Lessee's Contractor shall perform the Alterations in a manner and at times which do not impede or delay of any work by Lessor in the Project.

                                   PAGE 27                 Initials _________
                                                              FORM STN-6-2/97

      70.2 Lessee's Contractor shall be responsible for the repair, replacement, or clean-up of any damage caused in the Premises or the Project. Firelanes and sidewalks may not be blocked or obstructed at any time.

      70.3 Lessee's Contractor shall contain its storage of materials and its operations within the Premises and such other space as he may be assigned by Lessor. Should Lessee's Contractor be assigned space outside of the Premises, Lessee's Contractor shall move to such other space as Lessor shall direct from time to time to avoid interference or delays with other work. Lessee's Contractor shall. park construction vehicles in areas designated by Lessor.

      70.4 All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises. Lessee's Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

      70.5 Noise emanating outside the Premises shall be kept to a minimum at all times, and Lessee's Contractor shall not be permitted to interfere with the conduct of other lessees' business or the performance of any work by another lessee, or the general operation of the Project. Lessee's Contractor shall coordinate the Alterations with any construction schedule for any work being performed by or on behalf of Lessor or any other lessee, and that the performance of the Alterations shall not interfere with Lessor's or any other lessee's construction activities. If there be such interference or conflict, notice thereof shall be given by Lessor to Lessee, and immediately after receipt of such notice Lessee agrees to cease or cause to be terminated such interference or conflict. Lessee further covenants and agrees that Lessee and Lessee's Contractor shall comply with all reasonable directives of Lessor governing permissible hours for construction. Lessee's Contractor shall notify Lessor or Lessor's project manager of any planned work to be done on weekends or other than normal job hours.

      70.6 Lessee and Lessee's Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Alterations is concerned and for all applicable safety regulations established by Lessor, OSHA, or other regulatory agencies, and Lessee further agrees to indemnify and hold Lessor harmless for Lessee's actions arising from the Alterations. Prior to commencement of construction, Lessee shall submit to Lessor evidence of insurance as required by the Lease and evidence of insurance for Lessee's Contractor.

      70.7 Lessee's Contractor shall not post signs on any part of the Project or on the Premises without Lessor's prior written approval.

      70.8 Lessee shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of the Lessee's Work.

      70.9 All required permits and approvals, including, without limitation, Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, without limitation, those required under Title 24, must be submitted to the local governing agencies for all Alterations.

71. NO LESSOR LIABILITY. Lessor shall not be liable for any loss, cost, damage, or expense incurred or claimed by Lessee or any other person or party on account of the construction or installation of the Alterations. Lessee hereby acknowledges and agrees that the compliance of the Alterations and Lessee's Plans, with all applicable governmental laws, codes, and regulations shall be solely Lessee's responsibility. Lessor assumes no liability or responsibility resulting from the failure of the Lessee to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Alterations. Lessee further agrees to indemnify, defend, and hold harmless Lessor from all losses, liabilities, actions, damages, costs and expenses claimed, asserted, or arising in connection with any of the foregoing.

                                   PAGE 28                 Initials _________
                                                              FORM STN-6-2/97

LESSOR:                                             LESSEE:

CAROL CANYON PROPERTIES, LLC,                       PETCO ANIMAL SUPPLIES, INC.,
a California limited liability company              a Delaware corporation
                                                    By:  /s/ JAMES M. MYERS
By:  /s/ MICHAEL J. ELLIS                               -----------------------------
    ---------------------------------------------        James M. Myers
     Michael J. Ellis, as Trustee of the                 Executive Vice President and
     Michael J. and Monica I. Ellis Family Trust,        Chief Financial Officer
     Manager
                                                    By:  /s/ GARY L. GRAHAM
By:  /s/ BRIAN HUSTER                                   -----------------------------
    ---------------------------------------------        Gary L. Graham
     Brian Huster                                        Vice President - Real Estate
     Manager

                                   PAGE 29                 Initials _________
                                                              FORM STN-6-2/97